U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2010

Cannabis Medical Solutions, Inc.
(Name of small business issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-1321002	20-8484256
(Commission File Number)	(I.R.S. Employer
Identification No.)

18565 Soledad Canyon Road #153

Canyon Country, Ca. 91351

(310) 309-9080
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

         .

Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         .

Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", “us", “our", “our company" refer to Cannabis Medical Solutions, Inc., a Delaware corporation.

CHANGES IN REGISTRANT AND MATERIAL EVENTS

Section 1.01

Entry into a Material Definitive Agreement

On March 8, 2010, Cannabis Medical Solutions, Inc., with Board Approval, entered into a Subsidiary Acquisition Agreement with 800 COMMERCE INC.  800 COMMERCE INC. will be a 100% wholly owned subsidiary of Cannabis Medical Solutions, Inc.

The Resolutions and the agreement of the March 8, 2010 Acquisition Agreement have been ratified as of May 10, 2010.

The Board of Directors decision to acquire 800 COMMERCE INC. as a wholly owned division and the assets thereof, was based on the recent name change of Commerce Online Inc. to Cannabis Medical Solutions, Inc. The Commerce Online and 800 COMMERCE brand represent majority banking and reseller agreements with existing processing clients, allowing additional revenue streams from merchant processing other than medical marijuana dispensaries to remain under the new parent company.

Section 8.01

Other Events

As of May 6, 2010, the Company has changed its authorized amount of common shares from 250,000,000 to 500,000,000 shares of common stock authorized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2010	By: /s/ Kyle Gotshalk

Kyle Gotshalk Chairman, Chief Executive Officer